Exhibit 99.1

comScore, Inc. Reports Second Quarter 2013 Results

Record Quarterly Revenue and Free Cash Flow Reflect Continued Positive Momentum
Across Audience, Advertising and Digital Enterprise Businesses
RESTON, VA - July 25, 2013 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the second quarter of 2013.
Second Quarter 2013
comScore achieved record quarterly revenue of $69.9 million, up 21% from a year ago; GAAP income before income taxes of $0.9 million; and GAAP net loss of $(0.4) million, or $(0.01) per basic and diluted share. GAAP income before income taxes included a $1.2 million gain related to the settlement of litigation.
Second quarter metrics compared to pro forma* results for the second quarter of 2012 were as follows:

•	Revenues of $69.9 million, up 21% from a year ago.

•	Record Free Cash Flow of $17.8 million, up 70% from a year ago.

•	Adjusted EBITDA of $14.0 million, up from $9.0 million a year ago.

•	Adjusted EBITDA margin was 20% of revenue, up from 16% from a year ago.

•	On a constant currency basis revenues would have been $0.2 million higher.
* All amounts, including implied prior year Pro Forma amounts, reflect adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenues and results of operations of such products. Prior period amounts have been adjusted to reflect the same assumptions with respect to Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Dr. Magid Abraham, comScore's chief executive officer, stated, “Our strong second quarter results serve as a confirmation of our strategy, market position and the value we deliver for our customers. The significant momentum and scale that continue to build across our businesses are driving strong growth in revenue and margin expansion. The recent announcements that Starcom MediaVest, ZenithOptimedia and Microsoft have joined the growing roster of leading agencies and advertisers using our validated Campaign Essentials (vCE) advertising analytics suite reflect the strong momentum that vCE and comScore's suite of advertising analytics are enjoying in the marketplace.”

“In the second half of 2013 we will remain focused on extending comScore's leadership position in campaign measurement, capitalizing on Digital Analytix momentum, and continuing to drive improvement in margins and free cash flow. With our strategic momentum and a scalable SaaS business model characterized by high revenue visibility, operating leverage and strong free cash flow generation, we believe that we are well-positioned to deliver strong results in 2013 and beyond.”

Second Quarter 2013 Supplemental Financial and Business Information*
(dollars in millions)

	2Q13	Pro Forma 2Q12*	Change
Subscription Revenue	$59.5	$49.6	20.0%
Project Revenue	$10.4	$8.0	30.0%
Existing Customer Revenue	$62.5	$52.0	20.2%
New Customer Revenue	$7.4	$5.6	32.1%
International Revenue	$20.5	$17.1	19.9%
Customer Count	2,250	2,057	9.4%
* Pro forma revenue and customer count amounts are adjusted to exclude the Company’s Non-Health Copy Testing and Configuration Manager products. Prior period amounts have been adjusted to reflect the same assumptions with respect to Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the third quarter of 2013 are outlined in the table below:

GAAP revenue	$69.5 million to $73.5 million

GAAP (loss) income before income taxes	($3.6) million to ($1.9) million

Adjusted EBITDA**	$13.4 million to $14.6 million

Estimated fully-diluted shares	36.0 million
comScore has increased expectations for full year 2013, which reflects the disposition of the Company's Non-Health Copy Testing and Configuration Manager products activity during the first quarter, as outlined in the table below:

Non-GAAP pro forma revenue	$280.5 million to $287.5 million

Non-GAAP pro forma income (loss) before income taxes	($4.1) million to $1.0 million

Pro forma Adjusted EBITDA**	$54.4 million to $57.6 million

Estimated fully-diluted shares	36.1 million

**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

Given the recent discussion regarding our non-health copy testing and configuration manager products, we are also providing non-GAAP pro forma revenue and pro forma adjusted EBITDA guidance reconciliations that exclude this business in the attachments to this press release.

Conference Call Information
Management will provide commentary on the company's results in a conference call on Thursday, July 25 at 8:30 am ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-679-8035, Pass code 91989197
(International) 617-213-4848, Pass code 91989197
Replay Number: 888-286-8010, Pass code 75222791
(International) 617-801-6888, Pass code 75222791
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision, litigation and related settlement costs, and the purchase accounting impact on acquired deferred revenue. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Adjusted pro forma EBITDA also excludes the estimated effects of operations related to non-health copy testing and configuration manager products.
In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense) net, and costs not associated with ongoing operations, such as acquisition, litigation and related settlement costs. A reconciliation of comScore's GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that adjusted EBITDA is an important indicator of the company's operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore's industry. comScore's management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company's management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company's business strategies and management's performance.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
comScore's management also uses free cash flow as a non-GAAP measure of the company's operating cash flow less cash expenditures for capital spending as a key indicator of the company's operating cash flow performance.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to adoption of new products and services by customers; expectations about comScore's transformation to a real-time digital business analytics company; expectations regarding continued robust growth of comScore's existing suite of products; expectations regarding continued growth of its customer base; expectations as to the Company's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products such as Digital Analytix and validated Campaign Essentials products; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the third quarter and full year of 2013 and beyond. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers, as well as longer sales cycles related to newer products such as validated Campaign Essentials, and Digital Analytix; comScore's ability to sell additional subscription-based products to customers; comScore's ability to sell additional products and services to existing customers; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the period ended December 31, 2012, our Quarterly Reports on Form 10-Q and other filings we make from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues	$69,911	$60,291	$138,759	$122,566
Cost of revenues (excludes amortization of intangible assets) (1)	21,610	20,371	44,164	40,772
Selling and marketing (1)	25,491	22,235	49,949	43,580
Research and development (1)	9,803	8,267	20,026	16,303
General and administrative (1)	11,238	9,725	20,250	18,831
Amortization of intangible assets	1,936	2,302	4,087	4,622
Gain on asset disposition	—	—	(210)	—
Impairment of intangible assets	—	3,349	—	3,349
Settlement of litigation	(1,160)	—	(1,160)	—
Total expenses from operations	68,918	66,249	137,106	127,457
Income (loss) from operations	993	(5,958)	1,653	(4,891)
Interest and other (expense), net	(168)	(169)	(332)	(367)
Gain (loss) from foreign currency	93	(304)	(247)	(567)
Income (loss) before income tax provision	918	(6,431)	1,074	(5,825)
Income tax provision	(1,316)	(156)	(3,495)	(1,233)
Net loss	$(398)	$(6,587)	$(2,421)	$(7,058)
Net loss per common share:
Basic	$(0.01)	$(0.20)	$(0.07)	$(0.21)
Diluted	$(0.01)	$(0.20)	$(0.07)	$(0.21)
Weighted-average number of shares used in per share calculation - common stock:
Basic	34,414,301	33,189,994	34,317,569	32,991,299
Diluted	34,414,301	33,189,994	34,317,569	32,991,299

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$832	$653	$1,548	$1,204
Selling and marketing	$3,219	$3,001	$6,032	$5,184
Research and development	$602	$485	$1,216	$890
General and administrative	$2,493	$2,200	$3,349	$4,151

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2013	December 31, 2012
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$85,770	$61,764
Accounts receivable, net of allowances of $1,364 and $1,117, respectively	61,122	68,348
Prepaid expenses and other current assets	7,635	8,877
Deferred tax assets	10,759	9,940
Total current assets	165,286	148,929
Property and equipment, net	33,696	31,418
Other non-current assets	664	414
Long-term deferred tax assets	8,275	12,065
Intangible assets, net	36,229	40,759
Goodwill	102,158	102,900
Total assets	$346,308	$336,485
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under revolving credit facility	$1,952	$—
Accounts payable	5,677	7,229
Accrued expenses	25,576	24,409
Deferred revenues	80,235	80,824
Deferred rent	969	807
Deferred tax liabilities	—	17
Capital lease obligations	8,583	8,020
Total current liabilities	122,992	121,306
Deferred rent, long-term	11,553	10,096
Deferred revenue, long-term	852	1,715
Deferred tax liabilities, long-term	—	130
Capital lease obligations, long-term	9,574	6,478
Other long-term liabilities	1,062	1,117
Total liabilities	146,033	140,842
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	283,297	274,622
Accumulated other comprehensive income	699	1,825
Accumulated deficit	(83,261)	(80,840)
Treasury stock	(496)	—
Total stockholders’ equity	200,275	195,643
Total liabilities and stockholders’ equity	$346,308	$336,485

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(dollars in thousands)

	Six months ended June 30,
	2013	2012
	(unaudited)
Operating activities:
Net loss	$(2,421)	$(7,058)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,156	6,922
Amortization of intangible assets	4,087	4,622
Impairment of intangible assets	—	3,349
Provision for bad debts	582	878
Stock-based compensation	12,145	11,429
Amortization of deferred rent	61	188
Deferred tax provision (benefit)	2,702	8,255
(Gain) Loss on asset disposal	(222)	(33)
Changes in operating assets and liabilities:
Accounts receivable	6,179	6,507
Prepaid expenses and other current assets	1,200	(8,179)
Accounts payable, accrued expenses, and other liabilities	2,924	(6,335)
Deferred revenues	(1)	3,712
Deferred rent	1,590	—
Net cash provided by operating activities	36,982	24,257
Investing activities:
Proceeds from asset disposition, net	160	—
Purchase of property and equipment	(2,315)	(3,027)
Net cash used in investing activities	(2,155)	(3,027)
Financing activities:
Proceeds from the exercise of common stock options	91	76
Repurchase of common stock (withholding taxes)	(7,048)	(6,030)
Repurchase of common stock (treasury shares)	(496)	—
Principal payments on capital lease obligations	(4,624)	(3,289)
Proceeds from financing arrangements	3,941	—
Principal payments on financing arrangements	(1,971)	—
Net cash used in financing activities	(10,107)	(9,243)
Effect of exchange rate changes on cash	(714)	238
Net increase in cash and cash equivalents	24,006	12,225
Cash and cash equivalents at beginning of period	61,764	38,071
Cash and cash equivalents at end of period	$85,770	$50,296

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
			(unaudited)

Revenue	$69,911	$60,291	$138,759	$122,566
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	(2,729)	(1,330)	(4,777)
Non-GAAP Revenue (1)	$69,911	$57,562	$137,429	$117,789

Income (loss) before income taxes	$918	$(6,431)	$1,074	$(5,825)
Deferred tax provision	(914)	(7,322)	(2,702)	(8,255)
Current cash tax benefit (provision)	(402)	7,166	(793)	7,022
Net loss	(398)	(6,587)	(2,421)	(7,058)
Amortization of intangible assets	1,936	2,302	4,087	4,622
Impairment of intangible assets	—	3,349	—	3,349
Stock-based compensation	7,146	6,339	12,145	11,429
Costs related to acquisitions, restructuring and other non-recurring items	926	357	2,344	357
Settlement of litigation	(1,160)	—	(1,160)	—
Gain on ARS disposition	—	—	(210)	—
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	(598)	(170)	(921)
Deferred tax provision	914	7,322	2,702	8,255
Non-GAAP net income (1)	9,364	12,484	17,317	20,033
Current cash tax (benefit) provision	402	(7,166)	793	(7,022)
Depreciation	4,045	3,502	8,156	6,922
Interest Exp (income), net	168	164	332	337
Adjusted EBITDA (1)	$13,979	$8,984	$26,598	$20,270
Adjusted EBITDA margin (%)	20%	16%	19%	17%

EPS (diluted)	$(0.01)	$(0.20)	$(0.07)	$(0.21)
Non-GAAP EPS (diluted)	$0.26	$0.35	$0.48	$0.57

Weighted -average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	34,414,301	33,189,994	34,317,569	32,991,299
Non-GAAP EPS (diluted)	35,783,944	35,703,981	35,880,252	35,131,485

(1) Amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenues and results of operations of such products.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
			(unaudited)

Net cash provided by operating activities	$18,562	$12,923	$36,982	$24,257
Purchase of property and equipment	(760)	(2,420)	(2,315)	(3,027)
Free cash flow	$17,802	$10,503	$34,667	$21,230

Second Quarter 2013 Supplemental Financial and Business Information
(dollars in millions)

	2Q13	2Q12	Change
Subscription Revenue	$59.5	$51.8	14.9%
Project Revenue	$10.4	$8.5	22.4%
Existing Customer Revenue	$62.5	$53.7	16.4%
New Customer Revenue	$7.4	$6.6	12.1%
International Revenue	$20.5	$17.8	15.2%
Customer Count	2,250	2,069	8.7%

Second Quarter 2013 Supplemental Financial and Business Information
(dollars in millions)

	2Q13	Pro Forma 2Q12(1)	Change
Subscription Revenue	$59.5	$49.6	20.0%
Project Revenue	$10.4	$8.0	30.0%
Existing Customer Revenue	$62.5	$52.0	20.2%
New Customer Revenue	$7.4	$5.6	32.1%
International Revenue	$20.5	$17.1	19.9%
Customer Count	2,250	2,057	9.4%

(1) Pro forma revenue and customer count amounts are adjusted to exclude the Company’s Non-Health Copy Testing and Configuration Manager products.

Revenue and Reconciliation of Income (Loss) before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending September 30, 2013 and December 31, 2013 are based on the mid-points of the range of guidance provided herein and exclude the results of operations of the Non-Health Copy Testing and Configuration Manager products
The three and twelve month periods ending September 30, 2012 and December 31, 2012 have been adjusted to exclude the results of operations from the non-health copy-testing and configuration manager products.

	Three Months Ended September 30,		Full Year December 31,
	2013	2012 (1)	2013 (1)	2012 (1)
	(unaudited)		(unaudited)

Revenue	$71,500	$62,829	$284,000	$246,865

Income (loss) before income taxes	(2,750)	(1,555)	$(1,550)	(7,901)
Amortization of acquired intangibles	1,900	2,092	8,000	8,311
Impairment of intangible assets	—	—	—	1,241
Stock-based compensation	8,500	6,164	28,600	24,896
Costs related to acquisitions, restructuring and other non-recurring items	1,800	440	4,310	1,437
Settlement of litigation	—	—	(1,160)	—
Depreciation	4,300	3,547	16,900	14,159
Interest expense, net	250	162	900	658
Adjusted EBITDA	$14,000	$10,850	$56,000	$42,801
Adjusted EBITDA margin (%)	20%	17%	20%	17%

Estimated Q3 2013 and full year 2013 non-GAAP (Diluted) share count is 36.0M and 36.1M, respectively.

(1) Amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenues and results of operations of such products.

Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (1)
(dollars in thousands)

	Three Months Ended September 30,
	2013			2012
	(unaudited)
	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$71,500	—	$71,500	$64,273	(1,444)	$62,829
Adjusted EBITDA(2)	$14,000	—	$14,000	$10,983	(133)	$10,850
Adjusted EBITDA margin (%)	20%	n/a	20%	17%	9%	17%

	Twelve Months Ended December 31,
	2013			2012
	(unaudited)
	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$285,330	(1,330)	$284,000	$255,193	(8,328)	246,865
Adjusted EBITDA(2)	$56,170	(170)	$56,000	$44,373	(1,572)	$42,801
Adjusted EBITDA margin (%)	20%	13%	20%	17%	19%	17%

(1) Pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the Company’s Non-Health Copy Testing and Configuration Manager products.
(2) See reconciliation of Adjusted EBITDA.
(3) Adjustments to exclude Non-Health Copy Testing and Configuration Manager products are based on management’s estimates of the revenues and results of operations of such products.